UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2020

SIERRA ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001- 37490	20-0138994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o 2150 – 885 West Georgia Street Vancouver, British Columbia, Canada		V6C 3E8
(Address of principal executive offices)		(Zip Code)

(604) 558-6536

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SRRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 22, 2020, as approved by the Company’s stockholders on January 21, 2020 as described below under Item 5.07 and the Company’s board of directors as described below under Item 8.01, the Company filed a certificate of amendment (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to effect a reverse stock split of the Company’s common stock at a ratio of 1-for-40, effective at 4:30 p.m. Eastern Time on January 22, 2020.

The Certificate of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On January 21, 2020, Sierra Oncology, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”). The following is a brief description of each matter voted upon and the certified voting results.

(1)

An amendment to the Company’s certificate of incorporation to effect a reverse stock split at a ratio not less than 1-for-20 and not greater than 1-for-50, with the exact ratio to be set within that range at the discretion of the Company’s board of directors before December 31, 2020, without further approval or authorization of the Company’s stockholders (“Proposal 1”).

For	Against	Abstain	Broker Non-votes
350,764,492	10,203,906	176,090	—

Pursuant to the foregoing votes, Proposal 1 was adopted at the Special Meeting.

(2)

Amendments to the Company’s 2015 Equity Incentive Plan to (i) increase the authorized number of shares available for issuance thereunder by 172,500,000 (pre-split) shares and proportionately increase the share limit related to incentive stock options thereunder, each on a pre-split basis , (ii) provide limits on the total value of compensation that may be granted to any non-employee director in each calendar year, and (iii) eliminate the annual individual grant limit to reflect changes to the tax law in 2017 tax legislation (“Proposal 2”).

For	Against	Abstain	Broker Non-votes
300,716,807	13,889,297	94,449	46,443,935

Pursuant to the foregoing votes, Proposal 2 was adopted at the Special Meeting.

Item 8.01	Other Events.

The Company’s board of directors has determined to set the reverse stock split ratio at 1-for-40. The effective date of the reverse stock split is 4:30 p.m. Eastern Time on January 22, 2020, and the shares will begin trading on a split-adjusted basis on January 23, 2020.

Upon the effectiveness of the reverse stock split on January 22, 2020, every 40 shares of the Company’s issued and outstanding common stock will be automatically combined and reclassified into one issued and outstanding share of the Company’s common stock. The reverse stock split will not affect any stockholder’s ownership percentage of the Company’s common stock, alter the par value of the Company’s common stock, or modify any voting rights or other terms of the Company’s common stock.

At the market open on January 23, 2020, the Company’s common stock will continue to trade on The Nasdaq Global Market under the symbol “SRRA,” but will be assigned a new CUSIP number (82640U404) and will trade on a split-adjusted basis.

On January 22, 2020, the Company issued a press release announcing the foregoing. A copy of the press release is filed as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Title or Description

3.1	Certificate of Amendment (Reverse Stock Split) to the Restated Certificate of Incorporation, filed January 22, 2020.

99.1	Press Release issued by Sierra Oncology, Inc. dated January 22, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIERRA ONCOLOGY, INC.

Date: January 22, 2020	By:	/s/ Sukhi Jagpal
Sukhi Jagpal
Chief Financial Officer